--------------------------------------------------------------------------------





                                                                    CONFIDENTIAL



                              PROJECT BILTMORE




                              --------------------------------------------------
                              Presentation to the Special Comittee of the BOD /
                                                                    May 27, 2003







[GRAPHIC OMITTED]

Table of Contents

--------------------------------------------------------------------------------

   1     Transaction Overview

   2     Overview of Grape

   3     Valuation Analysis

   4     Appendix

         A   Valuation Analysis - Supporting Data

         B   Termination Fee Analysis








[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD /
                                                                    May 27, 2003



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CONFIDENTIAL MATERIAL FOR THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF GRAPE (THE "COMPANY") BY CIBC WORLD MARKETS CORP. ("CIBC WORLD MARKETS") IN CONNECTION WITH THE PROPOSED MANAGEMENT BUYOUT OF THE COMPANY. THE ACCOMPANYING MATERIAL WAS COMPILED AND PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE USE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND OTHER SOURCES. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN PREPARED BY THE MANAGEMENT OF THE COMPANY OR ARE BASED ON SUCH ESTIMATES AND PROJECTIONS, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY OR MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION, WHETHER AS TO THE PAST OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND, ACCORDINGLY, NEITHER THE COMPANY, THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY NOR CIBC WORLD MARKETS NOR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL WHEN USED BY PERSONS OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY.



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                                                                    May 27, 2003


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--------------------------------------------------------------------------------

1        Transaction Overview




[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD /
                                                                    May 27, 2003



Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------


Key Terms

Terms                                        Comments

Transaction                                  >    Cash merger whereby all shares not owned by Randeep Grewal, the Chairman and CEO of Grape, will be acquired by an entity that he controls

Structure                                    >    Reverse triangular merger whereby Alexi Corporation ("Merger Sub"), a wholly-owned subsidiary of Alexi Holdings Limited ("Parent") is merged with and into Company

Merger Consideration                         >    $6.25 per share in cash

Options / Warrants                           >    All unvested options and warrants are accelerated
                                             >    In-the-money options and warrants receive the value equal to the value of Merger
                                                  Consideration less the exercise price

Representations and Warranties               >    Customary for arms length merger transaction

No Solicitation                              >    At any time prior to the mailing of the proxy statement, if once the Board has determined that an Acquisition Proposal represents a Significant Offer
                                                  (unsolicited bona fide written proposal which the Board, in its reasonable judgment concludes is more favorable from a financial point of view and is reasonably capable of being consummated)
                                                  o    Notify Parent within 24 hours from an Acquisition Proposal or inquiry of interest is received
                                                  o    Promptly provide Parent a written notice of identity of offeror and intention to furnish offeror with nonpublic information
                                                  o    Enter into a confidentiality agreement attached to the Merger Agreement
                                                       ("Agreement") as Exhibit B
                                                  o    Promptly provide Parent with information to be furnished to offeror, to the extent not yet provided to Parent
                                                  o    Furnish non-public information to the third party
                                                  o    Enter into negotiations
                                             >    Subject to certain restrictions, Board has a fiduciary out for a Superior Offer
                                                  (in Board's judgment concludes, after a receipt of opinion from a nationally recognized investment bank, offer is more favorable from a financial point of view and is reasonably capable of being consummated; provided, however, such offer is not deemed to be a Superior Offer if any financing required is not committed or is not reasonably capable of being obtained)



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                      5


Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Key Terms (cont.)

Terms                                        Comments


Shareholders' Meeting                        >    Company is not required to hold a Shareholders' Meeting unless Parent has confirmed availability of financing

Closing Conditions                           >    Stockholder approval
                                             >    No government injunction
                                             >    Accuracy of reps and warranties
                                             >    Receipt of all necessary third party consents
                                             >    No Company Material Adverse Effect
                                             >    Absence of pending or threatened proceedings that may have material adverse effect on the Merger or either party ("Proceeding")
                                             >    Officer's certificate
                                             >    Dissenting shares to not exceed 5% of outstanding shares of Common Stock
                                             >    Availability of Parent's financing
                                             >    All fees and expenses of the Special Committee have been paid in full

Termination                                  >    By mutual written consent
                                             >    Failure to close by June 30, 2004
                                             >    By Parent if there is a pending or threatened Proceeding
                                             >    By either party if requisite shareholder approval was not obtained at the
                                                  Shareholders' Meeting
                                             >    By Parent if a Triggering Event (defined later) has occurred
                                             >    By either party upon breach of reps and warranties of the other party and such breach is not cured within a cure period by the breaching party
                                             >    By Parent if there has been a Company Material Adverse Effect or one or a combination of events that could be a Company Material Adverse Effect

                                             >    By Parent if the satisfaction of any Company closing condition is or becomes impractical and Parent has not waived such condition
                                             >    By Company if, prior to the Shareholders' Meeting: (i) Company's Board receives a
                                                  Superior Offer; (ii) Board, after consultation with its outside advisors, terminates the Merger Agreement as not to violate its fiduciary duties;
                                                  (iii) Company has complied in all material respects with No Solicitation provisions; (iv) Company pays the Termination Fee and Parent Expenses (defined later); and (v) Board concurrently approves and Company concurrently enters into a definitive agreement; provided Company provides a three (3) business notice to Parent

[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                      6

Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Key Terms (cont.)

Terms                                        Comments

Expenses                                     >    Each shall bear its own
                                             >    Company shall pay Parent for all fees and expenses incurred in connection with the
                                                  Merger ("Parent Expenses"); provided, however, such payment shall not exceed
                                                  $500,000, exclusive of litigation expenses, if terminated by Parent pursuant to the following ("Expense Conditions"):
                                                  o    Failure to close by June 30, 2004
                                                  o    Pending or threatened Proceeding
                                                  o    Requisite shareholder approval was not obtained at the Shareholders' Meeting
                                                  o    Triggering Event
                                                  o    Breach of reps and warranties by Company
                                                  o    Company Material Adverse Effect or one or a combination of events that could be a Company Material Adverse Effect

Termination Fee                              >    Company shall pay Parent:
                                                  o    $1.05 million if terminated pursuant to (ii)
                                                  o    $1.75 million if (a) terminated by either party pursuant to (i) or (ii) and at or prior to termination, Company has received an Acquisition Proposal which is then consummated within twelve (12) months from termination,
                                                       (b) terminated by Parent pursuant to a Triggering Event or (c) terminated by
                                                       Company pursuant to (iv)
                                                  o    $1.00 million if (a) Company receives a Significant Proposal within 30 days from the date of Agreement then terminates pursuant to (iv) before the earlier of (y) 45 days from the date of Agreement or (z) the date of mailing of proxy
                                                      (i)      Merger not consummated by June 30, 2004
                                                      (ii)     Requisite stockholder approval has not been obtained
                                                      (iii)    Triggering Event
                                                               -    Board approval, endorsement or recommendation of any Acquisition
                                                                    Proposal
                                                               -    Failure of Company to comply with Company Shareholders' Meeting covenant
                                                               -    Board withholds or withdraws or modifies its recommendation
                                                               -    Board fails to include its recommendation in proxy
                                                               -    Board fails to reject a tender within ten (10) business days
                                                               -    Company fails to issue a press release in opposition to a
                                                                    publicly announced Acquisition Proposal within ten (10) business days
                                                               -    Breach by Company or any its Representative of the No
                                                                    Solicitation covenant
                                                       (iv)    Superior Proposal out

[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                      7

Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Offer Summary
(Dollars in thousands, except per share amount)

                                                             Current                Offer
                                                            5/23/2003               Price

Price Per Share                                                $4.15                   $6.25

% Change / Implied Premium
  Unaffected (a)                                 $3.70           12%                     69%
  1 Day                                          $4.15            0%                     51%
  1 Week                                         $3.76           10%                     66%
  1 Month                                        $3.91            6%                     60%

FD Shares Outstanding (b)                                    5,180.9                 5,189.1
Equity Value                                               $21,500.7               $32,431.8
  Plus: Debt (c)                                            67,709.9                67,709.9
  Plus: Working Capital Deficit (c)                          6,791.6                 6,791.6
  Less: Cash (c)                                            (9,369.2)               (9,369.2)
                                                       --------------          --------------
Aggregate Value (AV)                                       $86,633.0               $97,564.0
                                                       --------------          --------------

Valuation Multiples
  AV / 2002A EBITDA                                            25.0x                   28.1x
  AV / 2003E EBITDA                                              6.0                     6.7
  AV / 2004E EBITDA                                              5.4                     6.0

  P / 2003E Cash Flow                                          26.2x                   39.5x
  P / 2004E Cash Flow                                           11.1                    16.7

  P / 2003E EPS (d)                                               na                      na
  P / 2004E EPS (d)                                               na                      na


---------------------
(a) Grape closing stock price on May 19, 2003 which is one day prior to the announcement of a possible management buyout.
(b) Based on 4.95mm shares of Grape common stock, 230,000 warrants with an exercise price of $0.01, and 200,000 options with an exercise price of $6.00 based on treasury method.
(c)  Per March 31, 2003 form 10-Q.
(d) Not applicable due to estimated losses in both 2003 and 2004. 2 Overview of Grape



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


------------------------------------------------------------------------------------------------------------------------------------








Overview of Grape













[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                      9

Overview of Grape

------------------------------------------------------------------------------------------------------------------------------------

Company Overview

>      Grape is an independent integrated energy company that conducts operations through its two divisions: Integrated and International Operations

> Integrated Operations consists of the Company's heavy oil wells in California and the Santa Maria asphalt refinery

       o 28.5 MMBOE, daily production averaging 3,300 BOE (gross) per day from 1,200 wells for the year ended December 31, 2002

       o    10,000 bpd asphalt refinery

>      International Operations include interests in five (5) coalbed methane
       (CBM) exploration and production sharing contracts in China

        o    Company currently in default under agreements

> The Company's oil and gas production, exploration and development activities are concentrated in California where the Company also owns and operates an asphalt refinery






---------------------
Source: Company public filings and management.

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


Overview of Grape
------------------------------------------------------------------------------------------------------------------------------------

3 Year Price / Volume Graph

Since its high of $17.14 on September 20, 2000, Grape's stock price has declined approximately 76% to close at $4.15 on May 23, 2003

3 Year Price / Volume Graph


                                [GRAPHIC OMITTED]



           Graph of 3 year changes in price and volume of Greka stock.





Date                     Event
------------------------ ----------------------------------------------------------------------------------------------------
1)   August 2002         Completed sale of non core assets in Canada
2)   August 2002         Settled lawsuit with CAPCO resources
3)   November 2001       Declared a payment of a 5% stock dividend and completed spot secondary public offering of 542,785 shares at $13.10 per share
4)   February 2001       Increased credit facility with existing bank up to $46 million
5)   March 2001          Secured financing with new bank up to $75 million, closed on a revolving credit line of $16 million
6)   July 2001           Announced share repurchase program to buy back up to 10% of outstanding common stock
7)   August 2001         Completed Colombian transaction with Greka receiving cash and assets
8)   October 2001        Exploration success at Potash Field with drilling of H&D#1 well, commenced production at over 6 Mmcfed
9)   May 2002            Sold interest in Potash Field
10)  June 2002           Acquired oil & gas properties from Vintage Petroleum
11)  October 2002        Acquired oil & gas properties and related facilities in the Rincon Island Field
12)  October 2002        Debt restructuring through the placement of $12.5 million in secured debt
13)  October 2002        Amendment to production sharing contract in the Company's exploration prospect in Jiangxi, China
14)  March 2003          Placed $20 million with an institutional investor through a two-year secured credit facility
15)  May 2003            Announced a possible management buyout by Randeep Grewal, Chairman and CEO of Grape




---------------------
Source: Factset, Company Filings and Management.

[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     11

Overview of Grape
------------------------------------------------------------------------------------------------------------------------------------

Overview of California Properties

> U.S. reserves of 28,542 MBOE representing 100% of total company proved reserves as of 12/31/2002

>    12/31/2002 production of 1,083 MBOE

> Majority of the $7.8 million 2003 capital budget will be allocated to facilitate organic production rom the California properties. Capital expenditure projects identified for 2003, namely workovers, redrills, recompletions, side-tracks, and various facility enhancements, are scheduled throughout the year.

>    Central Coast Fields

     o The Company owns seven fields in the Central Coast area of California (38% of total proved reserves)

     o    Fields provide equity crude oil for the Company's asphalt refinery

     o    179 active wells producing 2,364 BOEPD as of 12/31/2002

>    North Belridge Field

     o 42 wells on three leases covering 270 contiguous acres (8% of total proved reserves)

     o    Production of 300 BODPD

>    Rincon Field

     o    100% working interest in 16 active wells producing  approximately  371
          BOEPD

>    Richfield East Dome Unit

     o Mature waterflood producing approximately 615 BOEPD from 94 active wells




---------------------
Source: Company public filings and management.

[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     12

Overview of Grape
------------------------------------------------------------------------------------------------------------------------------------

Asphalt Refinery Overview

>    Grape owns an asphalt  refinery in Santa Barbara  County,  California.  The refinery is a fully self-contained plant with steam generation,  mechanical
     shops,  control  rooms,  office,  laboratory,  emulsion  plant and  related               (GRAPHIC OMITTED)
     facilities.
                                                                                     (Graphic of Asphalt Refinery Omitted)
>    The refinery has a rated  capacity of 10,000 bpd.  However,  an independent appraisal  of the  refinery  was  conducted  in 2001  suggesting  that  the sustainable throughput capacity is approximately 7,500 bpd.

>    Refinery storage capacity

     o    Asphalt 400,000 Bbls

     o    Crude 135,000 Bbls

     o    Gas Oil 25,000 Bbls

     o    Naphtha 20,000 Bbls

> As of 12/31/2002, average throughput was approximately 3,000 bpd, a 24% increase over 2001 levels.

> As of 12/31/2002, the Company supplied approximately 90% of the asphalt feedstock with equity oil produced from nearby oil and gas producing fields.

> The facilities are designed to produce high quality asphalt (65%), which is primarily used for paving roads and repairs. The refinery also produces naphtha (5%), which is sold to complex refineries for further processing and distillates (gas oil) (30%).

> In February 2003, the Company performed a maintenance turnaround, and the plant resumed operation in March 2003.

---------------------
Source: Company public filings and management.

[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     13

Overview of Grape
------------------------------------------------------------------------------------------------------------------------------------

Other Assets Overview

>    Facilities & Equipment. The Company maintains a consolidated infrastructure which includes:

     o    2 gas processing plants

     o    3 workover rigs

     o    9 vacuum trucks

     o    2 crude trucks

     o    Extensive pipelines

> Real Estate. The Company owns real estate under which some of its oil and gas properties in California reside.

     o As of 12/31/2002, the Company owned approximately 3,300 acres in Santa Barbara County, California

     o The Company has used a portion of its real estate holdings for leased agricultural purposes

>    International   Operations/Assets.   The  Company  owns  interests  in  CBM
     properties and production sharing contracts in China.

     o As of 12/31/2002, no reserves have been booked in the Company's financial reports.











---------------------
Source: Company public filings and management.

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


Overview of Grape
------------------------------------------------------------------------------------------------------------------------------------

Issues Facing Company

>    Capital Structure

     o Company currently has $58.3 million of net debt which represents 10.4x LTM EBITDA and 4.0x 2003E EBITDA

>    Interest Expense

     o    Company is currently  unable to finance itself in "bank" market and is
          reliant  on  financing  from   "alternative   lenders".   Most  recent
          financings have all-in interest rate of approximately 20%

>    Cash Flow

     o Company is spending almost all of its EBITDA on interest expense leaving no cash flow to fund capital expenditures

>    Underutilized Refinery

     o The Company's asphalt refinery is currently operating at approximately 30% of stated capacity thus affecting the profitability of the operations. Further the Company does not have the capital or liquidity to either increase production from its existing properties or acquire additional oil from third parties to run refinery at more efficient capacity



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     15

Overview of Grape
------------------------------------------------------------------------------------------------------------------------------------

Volume Distribution Analysis

Volume Weighted
 Average Price:

3 Month: $4.13

6 Month: $4.14

1 Year: $4.81

3 Year: $10.13

                             3 Month (a)                                                              6 Month (b)
                          [GRAPHIC OMITTED]                                                        [GRAPHIC OMITTED]


                              1 Year (c)                                                               3 Year (d)
                          [GRAPHIC OMITTED]                                                        [GRAPHIC OMITTED]

---------------------
(a) Three-month histogram represents 505,630 cumulative shares traded, representing 11% of the public float of 4,657,727 shares outstanding, and 10% of the total shares outstanding of 4,951,451. Public float is defined as total shares less shares held by insiders.
(b) Six-month histogram represents 988,289 cumulative shares traded, representing 21% of the public float of 4,657,727 shares outstanding, and 20% of the total shares outstanding of 4,951,451.
(c) One-year histogram represents 3,637,626 cumulative shares traded, representing 78% of the public float of 4,657,727 shares outstanding, and 73% of the total shares outstanding of 4,951,451.
(d) Three-year histogram represents 18,823,061 cumulative shares traded, representing 404% of the public float of 4,657,727 shares outstanding, and 380% of the total shares outstanding of 4,951,451.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     16

Overview of Grape
------------------------------------------------------------------------------------------------------------------------------------

Shareholder Profile Analysis

                                                                                          Cumulative
Institutional Holders                                    Shares            Percent           Percent
----------------------------------------------    ---------------------------------------------------

Strong Capital Management                                      511,388       9.9%               9.9%
Wynnefield Capital Management                                  346,300       6.7%              16.6%
-----------------------------------------------------------------------------------------------------
Vanguard Group                                                 160,016       3.1%              19.6%
AXA Financial                                                   78,300       1.5%              21.2%
Bridgeway Capital Management                                    33,600       0.6%              21.8%

Security Management Company                                     16,300       0.3%              22.1%
Barclays Bank                                                    6,575       0.1%              22.2%
Legg Mason                                                       2,599       0.1%              22.3%
CIBC WM                                                            997       0.0%              22.3%
Los Angeles Capital Management                                     405       0.0%              22.3%
Other                                                           74,234       1.4%              23.8%
                                                  ---------------------------------------------------
Total Institutional Ownership                                1,230,714      23.8%              23.8%

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

Insiders                                                          Shares               Percent
-------------                                               -----------------------------------
-------------------------------------------
Randeep S. Grewal (Chairman, CEO, Pres)                                262,500            5.1%
Dr. Jan Holtrop (Dir)                                                   23,499            0.5%

George Andrews (Dir)                                                     5,250            0.1%
Brent Stromberg (VP Op)                                                  1,900            0.0%
Richard Lembcke (VP Bus Dev)                                             1,575            0.0%
                                                            -----------------------------------
Total Insiders                                                         294,724            5.7%

------------------------------------------------------------------------------------------  ---------------------------------------
                             Distribution Summary                                                     Distribution Summary
------------------------------------------------------------------------------------------  ---------------------------------------
                                                                     Shares      Percent
                                                                ------------  -----------
                                                                                                       [Graphic Omitted]
Randeep S. Grewal (Chairman, CEO, Pres)                              262,500         5.1%
Other Insiders                                                        32,224         0.6%    Randeep S. Grawal
Strong Capital Management                                            511,388         9.9%    (Chairman, CEO, Pres)           5%
Wynnefield Capital Management                                        346,300         6.7%    Other Insiders                  1%
Other Institutional Shareholders                                     373,026         7.2%    Strong Capital Management      10%
Warrant Holders (a)                                                  229,446         4.4%    Wynnefield Capital
Other Shareholders / Retail                                        3,426,013        66.1%     Management                     7%
                                                               -------------  -----------    Other Institutional
Total Shares Outstanding (b)                                       5,180,897       100.0%     Shareholders                   7%
                                                                                             Warrant Holders (a)             4%
                                                                                             Other Shareholders/Retail      66%

-----------------------------------------------------------------------------------------  ----------------------------------------



---------------------
Source: Grape 10K, dated 12/31/02.

(a) Based on treasury method using closing price of $4.15 on May 23, 2003; 230,000 warrants with an exerciseable price of $0.01.

(b) Based on fully diluted shares outstanding including 4.95 million shares of common stock and 230,000 warrants. Treausury method applied to warrants.


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


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3   Valuation Analysis







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


Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Overview

>    Valuation performed using the following methodologies:

     o E&P Comparable Company Analysis - Valuation based on current trading multiples of publicly traded peers.

     o R&M Comparable Company Analysis - Valuation based on current trading multiples of publicly traded peers.

     o Precedent Asset Transactions - Values the corporation or selected assets based on recent corporate or asset transactions.

     o Net Asset Value. Value of Company based on an estimated reserve value, estimated market value of other assets and the Company's current capital structure

     o Discounted Cash Flow. Utilizes Company production estimates to value unlevered cash flows, utilizing various discount rates to reflect required returns.

     o Premiums Paid Analysis. Values the corporation based on premiums paid in recent "going private" or "squeezeout" transactions.



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


Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Summary Historical and Projected Financials
(Dollars in millions, except per share amount)


                                                          Actual                                        Projected (a)
                                      --------------------------------------------    ---------------------------------------------
Fiscal Year End 12/31                     2000        2001        2002      LTM (b)        2003       2004        2005        2006
                                      --------------------------------------------    ---------------------------------------------
Sales                                    $49.1       $40.8       $28.9      $32.3         $42.6      $50.1       $50.3       $53.5
Cost of Goods Sold                        25.2        24.8        16.3       17.3          20.2       25.2        25.0        26.6
                                      --------------------------------------------    ---------------------------------------------
      Gross Profit                        23.9        16.0        12.7       15.0          22.3       24.9        25.3        26.9

SG&A                                       7.2         8.3         9.2        9.4           7.8        8.8         8.8         9.0
Other Operating Expenses                   0.0         0.0         0.0        0.0           0.0        0.0         0.0         0.0
                                      --------------------------------------------    ---------------------------------------------
      EBITDA                              16.7         7.7         3.5        5.6          14.5       16.1        16.5        17.9

Depreciation                               3.6         5.6         3.2        3.1           6.6        9.0         8.8         9.1
                                      --------------------------------------------    ---------------------------------------------
      EBIT                                13.1         2.1         0.2        2.5           7.9        7.1         7.7         8.8

Interest Expense (Income), net             4.5         4.2         9.4       11.8          13.7       14.2        16.3        18.7
Other Non-Operating Expense                0.0         5.5         1.2        1.2           0.0        0.0         0.0         0.0
                                      --------------------------------------------    ---------------------------------------------
      Pre-Tax Income                       8.5        (7.6)      (10.3)     (10.4)         (5.8)      (7.1)       (8.6)       (9.9)

Provision for Taxes                        0.4         0.0         0.0        0.0           0.0        0.0         0.0         0.0
                                      --------------------------------------------    ---------------------------------------------
      Net Income                           8.2        (7.6)      (10.4)     (10.4)         (5.8)      (7.1)       (8.6)       (9.9)

Number of Shares Outstanding               4.8         4.6         4.8        5.2           5.2        5.2         5.2         5.2
Fully Diluted EPS                        $1.72      ($1.67)     ($2.18)    ($2.01)       ($1.11)    ($1.37)     ($1.66)     ($1.90)

Key Balance Sheet Items
  Cash                                    $4.8        $0.4        $1.4       $9.4          $1.0       $1.0        $1.0        $1.0
  Net Working Capital (excludes cash)      1.1       (16.8)       (3.2)      (6.8)         (2.3)      (3.7)       (3.5)       (3.9)
  Total Debt                              36.8        43.1        57.3       67.7          68.4       77.1        89.0       101.4
  Shareholders' Equity                    40.2        33.2        26.1       23.9          20.3       13.2         4.6        (5.2)

Credit Statistics
  Debt / EBITDA                           2.2x        5.6x       16.5x      12.0x          4.7x       4.8x        5.4x        5.7x
  EBITDA / Interest Expense                3.7         1.9         0.4        0.5           1.1        1.1         1.0         1.0


---------------------
(a) Modeled using Company estimated production, utilizing CIBC World Markets price deck.
(b)  LTM ending March 31, 2003.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     20

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Summary Valuation - Implied Share Price

                                [GRAPHIC OMITTED]


  Bar graph illustrating price range valuation based on 6 variable comparisons.





[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     21

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Comparable Company Analysis- E&P
(Dollars in thousands, except per share amount)

                                                                                                   Implied Range
                                                                                   -----------------------------------------------
                                                                                       Low              Mid               High
                                        ------------------------------------------------------------------------------------------
Comparable Company Trading Analysis     (a)  EBITDA 2003E (a)                                           $ 14,537
                                             Comparable Company Multiple                  3.6x              4.0x             4.4x
                                                                                   ------------     -------------     ------------
                                             Implied Aggregate Value                  $ 51,713          $ 58,121         $ 64,529
                                             Less: net debt (b)                        (58,341)          (58,341)         (58,341)
                                             Less: working capital deficit (b)          (6,792)           (6,792)          (6,792)
                                                                                   ------------     -------------     ------------
                                             Implied Equity Value                     $(13,417)         $ (7,008)        $   (600)
                                                                                   -----------------------------------------------
                                             Equity Value per Share                   $  (2.59)         $  (1.35)        $  (0.12)
                                                                                   -----------------------------------------------
                                        ------------------------------------------------------------------------------------------
                                        (b)  EBITDA 2004E (a)                                           $ 16,148
                                             Comparable Company Multiple                  4.3x              4.5x             4.7x
                                                                                   ------------     -------------     ------------
                                             Implied Aggregate Value                  $ 69,906          $ 72,852         $ 75,798
                                             Less: net debt (b)                        (58,341)          (58,341)         (58,341)
                                             Less: working capital deficit (b)          (6,792)           (6,792)          (6,792)
                                                                                   ------------     -------------     ------------
                                             Implied Equity Value                     $  4,774          $  7,720         $ 10,666
                                                                                   -----------------------------------------------
                                             Equity Value per Share                   $   0.92          $   1.49         $   2.06
                                                                                   -----------------------------------------------
                                        ------------------------------------------------------------------------------------------
                                        (c)  Cash Flow 2003E (a)                                        $    883
                                             Comparable company multiple                  2.4x              2.8x             6.9x
                                                                                   ------------     -------------     ------------
                                             Implied Equity Value                     $  2,087          $  2,446         $  6,060
                                                                                   -----------------------------------------------
                                             Equity Value per Share                   $   0.40          $   0.47         $   1.17
                                                                                   -----------------------------------------------
                                        ------------------------------------------------------------------------------------------
                                        (d)  Cash Flow 2004E (a)                                        $  1,943
                                             Comparable company multiple                  2.7x              3.4x             6.9x
                                                                                   ------------     -------------     ------------
                                             Implied Equity Value                     $  5,159          $  6,524         $ 13,340
                                                                                   -----------------------------------------------
                                             Equity Value per Share                   $   1.00          $   1.26         $   2.57
                                                                                   -----------------------------------------------
                                        ------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Company Aggregate Value                 Average                                       $ 64,783          $ 67,552         $ 72,498
----------------------------------------------------------------------------------------------------------------------------------
Company Equity Value                    Average                                       $   (349)         $  2,420         $  7,367
                                        Shares Outstanding                               5,181             5,181            5,181
                                        Equity Value per Share                        $  (0.07)         $   0.47         $   1.42
----------------------------------------------------------------------------------------------------------------------------------


---------------------
Note: Multiple range represents the low to high multiples of the E&P comparable companies found in Appendix A; average represents simple averages and trimmed average was not used due to insufficient data set.

(a)  Modeled using Company  estimated  production,  utilizing CIBC World Markets price deck.
(b)  As of March 31st, 2003, per 1Q 2003 10-Q.

[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     22

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Comparable Company Analysis - R&M
(Dollars in millions, except per share amount)

                                                                                                     Implied Range
                                                                                   -----------------------------------------------
                                                                                       Low               Mid             High
                                        -----------------------------------------------------------------------------------------
Comparable Company Trading Analysis     (a)  EBITDA 2003E (a)                                          $ 14,537
                                             Comparable Company Multiple                  3.3x             4.8x             7.6x
                                                                                   ------------     ------------     ------------
                                             Implied Aggregate Value                  $ 48,194         $ 70,181        $ 110,377
                                             Less: net debt (b)                        (58,341)         (58,341)         (58,341)
                                             Less: working capital deficit (b)          (6,792)          (6,792)          (6,792)
                                                                                   ------------     ------------     ------------
                                             Implied Equity Value                     $(16,939)        $  5,048        $  45,244
                                                                                   ----------------------------------------------
                                             Equity Value per Share                   $  (3.27)        $   0.97        $    8.73
                                                                                   ----------------------------------------------
                                        -----------------------------------------------------------------------------------------
                                        (b)  EBITDA 2004E (a)                                          $ 16,148
                                             Comparable Company Multiple                  3.2x             4.5x             6.7x
                                                                                   ------------     ------------     ------------
                                             Implied Aggregate Value                  $ 51,259         $ 72,037        $ 107,432
                                             Less: net debt (b)                        (58,341)         (58,341)         (58,341)
                                             Less: working capital deficit (b)          (6,792)          (6,792)          (6,792)
                                                                                   ------------     ------------     ------------
                                             Implied Equity Value                     $(13,874)        $  6,904        $  42,299
                                                                                   ----------------------------------------------
                                             Equity Value per Share                   $  (2.68)        $   1.33        $    8.16
                                                                                   ----------------------------------------------
                                        -----------------------------------------------------------------------------------------
                                        (c)  Cash Flow 2003E (a)                                       $    883
                                             Comparable company multiple                  0.9x             2.4x             3.6x
                                                                                   ------------     ------------     ------------
                                             Implied Equity Value                     $    834         $  2,102        $   3,151
                                                                                   ----------------------------------------------
                                             Equity Value per Share                   $   0.16         $   0.41        $    0.61
                                                                                   ----------------------------------------------
                                        -----------------------------------------------------------------------------------------
                                        (d)  Cash Flow 2004E (a)                                       $  1,943
                                             Comparable company multiple                  0.9x             2.3x             3.4x
                                                                                   ------------     ------------     ------------
                                             Implied Equity Value                     $  1,666         $  4,503        $   6,528
                                                                                   ----------------------------------------------
                                             Equity Value per Share                   $   0.32         $   0.87        $    1.26
                                                                                   ----------------------------------------------
                                        -----------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Company Aggregate Value                 Average                                       $ 58,055         $ 69,772        $  89,438
---------------------------------------------------------------------------------------------------------------------------------
Company Equity Value                    Average                                       $ (7,078)         $ 4,639        $  24,305
                                        Shares Outstanding                               5,181            5,181            5,181
                                        Equity Value per Share                        $  (1.37)         $  0.90        $    4.69
---------------------------------------------------------------------------------------------------------------------------------


---------------------
Note:  Multiple range represents the low to high multiples of the R&M comparable companies  found in Appendix A; average  represents  simple averages and trimmed average was not used due to insufficient data set.
(a)  Modeled using Company estimated production, utilizing CIBC World Markets price deck.
(b)  As of March 31st, 2003, per1Q 2003 10-Q.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     23

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Precedent Asset Transactions
(Dollars in thousands, except per share amount)

                                                                                                     Implied Range
                                                                                   ----------------------------------------------

                                                                                        Low              Mid             High
                                                                                   -------------    -------------   -------------

                                     --------------------------------------------------------------------------------------------
E&P Precedent Asset Transactions     (a) Proved Reserves (MBOE) (a)                                       28,541
                                         Transaction Value / BOE                         $ 1.08           $ 2.24          $ 3.17
                                                                                   -------------    -------------   -------------
                                         Implied Reserve Value                         $ 30,766         $ 63,979        $ 90,465

                                     --------------------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------------------
R&M Precedent Asset Transactions     (b) Throughput Capacity (MBbls/d) (b)                                  10.0
                                         Transaction Value / Throughput Cap.            $ 1,341          $ 1,801         $ 2,640
                                                                                   -------------    -------------   -------------
                                         Implied Refinery Value                        $ 13,410         $ 18,010        $ 26,400

                                     --------------------------------------------------------------------------------------------


                                     --------------------------------------------------------------------------------------------
                                     Company Aggregate Value                           $ 44,176         $ 81,989       $ 116,865
                                         Less: Net Debt (c)                             (58,341)         (58,341)        (58,341)
                                         Less: Working Capital Deficit (c)               (6,792)          (6,792)         (6,792)
                                                                                   -------------    -------------   -------------
                                     Company Equity Value                             $ (20,956)        $ 16,856        $ 51,732

                                     Shares Outstanding                                   5,181            5,181           5,181

                                     Equity Value per Share                             $ (4.04)          $ 3.25          $ 9.99

                                     --------------------------------------------------------------------------------------------





















---------------------
Note: Multiple range represents the trimmed low to high multiples, excluding the absolute high and the absolute low.
(a) Per 12/31/2002 Ryder Scott and Netherland Sewell reserve report ("Reserve Reports").
(b)  Rated capacity, per 12/31/2002 form 10-K.
(c)  Per March 31, 2003 form 10-Q.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     24

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Net Asset Value
(Dollars in millions, except per share amount)

                                                                                     NAV at Various Discount Rates
                                        Crude Oil         Gas      Equivalent   --------------------------------------
                                         (MMbbls)        (Bcf)       (MMBOE)       15.0%        12.5%        10.0%
                                        ----------    ----------   ----------   ----------   ----------   ----------


Proven reserves (a)
Existing reserves                         26.6          11.8          28.5          $116.5       $125.5       $136.4
Less: development costs (b)                                                        ($ 58.8)     ($ 58.8)     ($ 58.8)
                                                                                ----------   ----------   ----------
  Present value of existing reserves                                                $ 57.7       $ 66.7       $ 77.6

Other assets:
Cash                                                                                $  9.4       $  9.4       $  9.4
Land - 3,300 Acres at $3,500/Acre (c)                                               $ 11.6       $ 11.6       $ 11.6
Refinery                                                                            $ 10.0       $ 12.5       $ 15.0
Working capital (deficit)  (c)                                                     ($  6.8)     ($  6.8)     ($  6.8)
------------------------------                                                  ----------   ----------   ----------
  Total assets                                                                      $ 81.8       $ 93.3       $106.7

Long-term liabilities:
Bank debt (c)                                                                      ($ 67.7)     ($ 67.7)     ($ 67.7)
Other debt                                                                          $  0.0       $  0.0       $  0.0
-----------                                                                     ----------   ----------   ----------
  Total long-term liabilities                                                      ($ 67.7)     ($ 67.7)     ($ 67.7)
--------------------------------------------------------------------------------------------------------------------
Net asset value                                                                     $ 14.1       $ 25.6       $ 39.0
--------------------------------------------------------------------------------------------------------------------
Diluted shares outstanding                                                             5.2          5.2          5.2
--------------------------------------------------------------------------------------------------------------------
Net asset value per share                                                           $ 2.73       $ 4.94       $ 7.52
--------------------------------------------------------------------------------------------------------------------



---------------------
(a) All dollar values shown are based on a strip pricing. The NYMEX prices assumed were $26.74 / Bbl and $6.16 / Mcf for 2003, $24.82 / Bbl and $5.26 / Mcf for 2004, and $23.97 / Bbl and $4.65 / Mcf for 2005. Actual
         NYMEX strip pricing was used through 2006, held flat thereafter. Crude oil discount of $8.00 to WTI pricing.
(b)      Development costs per Reserve Reports. (c) As of March 31, 2003.



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     25

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Discounted Cash Flow Analysis


                                                                                     Projected
                                                                     ---------------------------------------------
Fiscal Year End 12/31                                                2003 (a)     2004         2005         2006
                                                                     ---------------------------------------------

Revenues                                                             $34.8       $50.1        $50.3        $53.5
EBITDA                                                                12.3        16.1         16.5         17.9
Less: Depreciation                                                    (5.8)       (9.0)        (8.8)        (9.1)
                                                                     ---------------------------------------------
EBITA                                                                  6.5         7.1          7.7          8.8
Less: Income Taxes                                                     0.0         0.0          0.0          0.0
                                                                     ---------------------------------------------
      Unlevered After-Tax Income                                       6.5         7.1          7.7          8.8

Plus: Depreciation                                                     5.8         9.0          8.8          9.1
Plus: Tax Deductible Amortization                                      0.0         0.0          0.0          0.0
Less: Capital Expenditures                                            (6.7)      (12.0)       (12.0)       (12.0)
 Less: Working Capital Investment                                     (4.5)        1.4         (0.1)         0.3
                                                                     ---------------------------------------------
      Free Cash Flow                                                  $1.1        $5.5         $4.4         $6.3
                                                                     ---------------------------------------------


Terminal Value Based on EBITDA Multiple        -------------------------------------------------------------------------------------
Exit Multiple in Year 4 (2006)                       5.5 x EBITDA                  6.5 x EBITDA                  7.5 x EBITDA
                                               -------------------------------------------------------------------------------------
                                                11.0%    13.0%     15.0%     11.0%     13.0%     15.0%     11.0%     13.0%     15.0%
                                               -----    -----     -----     -----      -----    -----     -----     -----     -----

Discounted Free Cash Flows 2003 (a) - 2006     $13.1    $12.5     $12.0     $13.1      $12.5    $12.0     $13.1     $12.5     $12.0
Discounted Terminal Value                       66.7     62.4      58.4      78.8       73.7     69.0      90.9      85.0      79.6
                                               -----    -----     -----     -----      -----    -----     -----     -----     -----
      Enterprise Value                          79.8     74.9      70.4      91.9       86.2     81.0     104.0      97.6      91.6

Less: Debt @ 3/31/03                           (67.7)   (67.7)    (67.7)    (67.7)     (67.7)   (67.7)    (67.7)    (67.7)    (67.7)
Less: Working Capital Deficit @ 3/31/03         (6.8)    (6.8)     (6.8)     (6.8)      (6.8)    (6.8)     (6.8)     (6.8)     (6.8)
Plus: Cash @ 3/31/03                             9.4      9.4       9.4       9.4        9.4      9.4       9.4       9.4       9.4
                                               -----    -----     -----     -----      -----    -----     -----     -----     -----
      Implied Equity Value                     $14.7    $ 9.7     $ 5.2     $26.8      $21.1    $15.8     $38.9     $32.4     $26.5
                                               -----    -----     -----     -----      -----    -----     -----     -----     -----


                                                                                     Implied Share Price

                                                       Discount                    EBITDA Terminal Multiple
                                                                      ------------------------------------------------
                                                         Rate             5.5x             6.5x             7.5x
                                                     ------------     ------------     ------------     ------------
                                                        11.0%            $2.83            $5.17            $7.51
                                                        13.0%            $1.88            $4.07            $6.26
                                                        15.0%            $1.01            $3.06            $5.11

---------------------
(a) Represents 9 months stub.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     26

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Analysis at Various Prices
(Dollars in millions, except per share amount)



                               5/19/03 (a)    5/23/2003
                               ----------     ---------

Price Per Share                  $3.70         $4.15       $4.50      $5.00      $5.50      $6.00      $6.25      $6.50      $7.00

Premium (Discount)
       Unaffected                  --           12.2%       21.6%      35.1%      48.6%      62.2%      68.9%      75.7%      89.2%
       Current                     --             --         8.4%      20.5%      32.5%      44.6%      50.6%      56.6%      68.7%

Implied Equity Value             $19.2         $21.5       $23.3      $25.9      $28.5      $31.1      $32.4      $33.8      $36.5
Plus: Debt @ 03/31/03 (b)         67.7          67.7        67.7       67.7       67.7       67.7       67.7       67.7       67.7
Plus: WC Deficit @ 03/31/03 (b)    6.8           6.8         6.8        6.8        6.8        6.8        6.8        6.8        6.8
Less: Cash @ 03/31/03 (b)         (9.4)         (9.4)       (9.4)      (9.4)      (9.4)      (9.4)      (9.4)      (9.4)      (9.4)
                                 -----         -----       -----      -----      -----      -----      -----      -----      -----
Implied Aggregate Value          $84.3         $86.6       $88.4      $91.0      $93.6      $96.2      $97.6      $98.9     $101.6
                                 -----         -----       -----      -----      -----      -----      -----      -----      -----


            Refinery (c) Statistic (d)                  Implied Aggregate Value as a Multiple of Grape (e)
                ------------------------------------------------------------------------------------------------------------------
Reserves   2002A  $10.0  28.5     $2.60         $2.68       $2.75      $2.84      $2.93      $3.02      $3.07      $3.12      $3.21
                   12.5  28.5      2.52          2.60        2.66       2.75       2.84       2.93       2.98       3.03       3.12
                   15.0  28.5      2.43          2.51        2.57       2.66       2.75       2.85       2.89       2.94       3.03

EBITDA     2002A         $3.5     24.3x         25.0x       25.5x      26.2x      27.0x      27.7x      28.1x      28.5x      29.3x
           2003E         14.5      5.8           6.0         6.1        6.3        6.4        6.6        6.7        6.8        7.0
           2004E         16.1      5.2           5.4         5.5        5.6        5.8        6.0        6.0        6.1        6.3

                                                         Implied Equity Value as a Multiple of Grape
-----------------------------------------------------------------------------------------------------------------

Cash Flow  2003E        $0.16     23.4x         26.2x       28.4x      31.6x      34.8x      37.9x      39.5x      41.1x      44.2x
           2004E         0.37      9.9          11.1        12.0       13.3       14.7       16.0       16.7       17.3       18.7




---------------------
(a) Grape closing stock price on May 19, 2003, which is one day prior to the announcement of a possible management buyout. (b) As of March 31st, 2003, per 1Q 2003 10-Q. (c) Assumed range of value of Refinery.
(d) Modeled using Company estimated production, utilizing CIBC World Markets price deck.
(e) Implied assumed value as a multiple of Reserves derived by netting value of refinery from the implied aggregate value then dividing by Company reserves of 28.5 MMBOE.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     27

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

Premiums Paid Analysis


>    Based on the data collected, we can calculate an implied Grape share price, as shown below:


                                                                   Implied Value Range
                                     ------------------------------------------------------------------------------


                                               One Day Range                              One Day Range
                                      15.0%        20.0%         25.0%        15.0%          20.0%         25.0%
                                     ----------------------------------      -------------------------------------
Grape Share Price (a)                $ 3.70      $   3.70      $   3.70      $   4.15      $   4.15      $    4.15
Premium (b)                           15.0%         20.0%         25.0%         15.0%         20.0%          25.0%

Implied Grape Share Price            $ 4.26      $   4.44      $   4.63      $   4.77      $   4.98      $    5.19



                                               One Week Range                             One Month Range
                                      20.05       25.0%         30.0%          25.0%         30.0%          35.0%
                                     ----------------------------------      -------------------------------------
Grape Share Price (a)                $ 3.76      $   3.76      $   3.76      $   3.91      $   3.91      $    3.91
Premium (b)                           20.0%         25.0%         30.0%         25.0%         30.0%          35.0%

Implied Grape Share Price            $ 4.51      $   4.70      $   4.89      $   4.89      $   5.08      $    5.28





---------------------
(a) $3.70 represents unaffected Grape closing stock price on May 19, 2003, which is one day prior to the announcement of a possible management buyout; and $4.15 represents closing price as of May 23, 2003.
(b) Range of premiums derived from median of all going private and squeeze out transactions with the equity value <$100 million (January 2001 through May 23, 2003)




[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     28

------------------------------------------------------------------------------------------------------------------------------------






4   Appendix








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

------------------------------------------------------------------------------------------------------------------------------------







A        Valuation Analysis - Supporting Data







[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     30

Valuation Analysis - Supporting Data
------------------------------------------------------------------------------------------------------------------------------------

Comparable Company Trading Analysis - E&P
(Dollars in millions, except per share amount)

                                                                      52-Week
                                     Ticker        Price       ---------------------      % Off      Vol. (000)
Company (a)                          Symbol       05/23/03       High        Low           High       5/23/03
--------------------------------    ----------   ----------  -----------   ---------    ---------   ---------- -
Berry Petroleum Corporation (b)        BRY       $  16.48     $  18.31      $ 14.40        10.0%        16.5
Nuevo Energy Company (c)               NEV          15.35        16.00         9.00         4.1%        68.5
Vintage Petroleum, Inc. (d)            VPI          10.39        12.34         8.10        15.8%       110.9

Grape (e)                                         $  4.15     $   6.54      $  3.42        36.5%        10.9


                                                   Shares       Market       + Total   + Preferred - Cash and =   Aggregate
                                                Outstanding      Cap           Debt      Stock     Equivalents      Value
                                               ------------  ----------    ----------- ----------- ------------  ----------
Berry Petroleum Corporation (b)        BRY          20.9      $  343.8      $  15.0     $  --        $  11.8      $ 346.9
Nuevo Energy Company (c)               NEV          19.2         295.4        423.4      115.0          73.8        760.0
Vintage Petroleum, Inc. (d)            VPI          63.9         664.3        887.9        --            9.3      1,543.0

Grape (e)                                            5.0      $   20.5      $  67.7     $  --        $   9.4      $  78.9

------------------------------------------------------------------------------------------------------------------------------------

                                              EBITDA                     Cash Flow per Share
                                 ---------------------------------- -------------------------------
Company (a)                        2002      2003 E       2004 E      2002      2003 E    2004 E
-------------------------------- ---------- ----------  ----------- ---------  --------- ----------
Berry Petroleum Corporation (b)     $ 50.9        N/A          N/A    $ 2.16     $ 2.40     $ 2.40
Nuevo Energy Company (c)             156.4      171.2        161.9      7.12       6.49       5.78
Vintage Petroleum, Inc. (d)          227.4      433.7        356.4      3.57       3.75       3.09

Grape (e)                            $ 3.5     $ 14.5       $ 16.1    $(1.25)    $ 0.16     $ 0.37


                                               Earnings per Share                      Reserves
                                        ---------------------------------- ----------------------------------
                                          2002       2003 E      2004 E      PV-10       MMBOE      % Oil
                                        ---------- ----------- ----------- ----------- ---------- -----------
Berry Petroleum Corporation (b)           $ 1.37      $ 1.66      $ 1.96         N/A        102        99.0
Nuevo Energy Company (c)                    1.28        1.72        1.29           -        249        88.3
Vintage Petroleum, Inc. (d)                 0.49        0.99        0.60     2,680.9        529        65.9

Grape (e)                                $ (2.11)    $ (1.12)    $ (1.37)    $ 177.6         29        93.1


------------------------------------------------------------------------------------------------------------------------------------

                                           AV/EBITDA                        Price/Cash Flow
                                 ---------------------------------- -------------------------------
Company (a)                        2002      2003 E       2004 E      2002      2003 E     2004 E
-------------------------------- ---------- ----------  ----------- ---------  --------- ----------
Berry Petroleum Corporation (b)    6.8x        N/A         N/A        7.6x       6.9x      6.9x
Nuevo Energy Company (c)            4.9       4.4x         4.7x       2.2        2.4        2.7
Vintage Petroleum, Inc. (d)         6.8        3.6         4.3        2.9        2.8        3.4

Grape (e)                          22.7x      5.4x         4.9x        NM       26.2x      11.1x


                                                Price/Earnings
                                    ------------------------------------     AV/       Debt /      Debt /
                                        2002       2003 E      2004 E        BOE        BOE      Book Cap.
                                     ----------- ----------- ----------- ----------- ---------- -----------
Berry Petroleum Corporation (b)        12.0x        9.9x        8.4x         $ 3.40     $ 0.15        7.7%
Nuevo Energy Company (c)                12.0        8.9         11.9           3.05       1.70       68.2%
Vintage Petroleum, Inc. (d)             21.3        10.5        17.4           2.92       1.68       60.9%

Grape (e)                                NM          NM          NM          $ 2.72     $ 2.33       73.9%



-------------------------------------------------------------------------------------------------------------
Average                            6.2x       4.0x         4.5x       4.2x       4.0x      4.3x       15.1x
Adjusted Average                   6.8        N/M          N/M        2.9        2.8       3.4        12.0


Average                            9.8x       12.6x       $ 3.12      $ 1.18 12     45.6%
Adjusted Average                   9.9         11.9           3.05       1.68       60.9%

-------------------------------------------------------------------------------------------------------------

---------------------
(a) Historicals per published financials and exclude non-recurring and extraordinary items.
(b) Berry Petroleum Corporation projections per First Call Consensus estimates, dated May 23, 2003.
(c) Nuevo Energy Company projections per RBC Capital Markets equity research report, dated May 14, 2003.
(d) Vintage Petroleum projections per CIBC World Markets equity research report, May 22, 2003.
(e)  Grape projections provided by Grape management.



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     31

Valuation Analysis - Supporting Data
------------------------------------------------------------------------------------------------------------------------------------

Comparable Company Trading Analysis - R&M
(Dollars in millions, except per share amount)

                                               Share Price
                                         -----------------------
                                                      52-week         Shares
                                 Ticker             ------------    Outstanding  Market + Preferred + Total          = Enterprise
Company (a)                      Symbol  05/23/03   High     Low       (mm)       Cap.    Stock      Debt   -  Cash      Value
-----------                      ------  --------   ----     ---       ----       ----    -----      ----      ----      -----
Frontier Oil Corporation (b)       FTO    $16.60   $19.25  $ 10.68     51.7     $ 857.6   $  -    $  263.2   $ 113.9   $1,006.9
Giant Industries, Inc. (c)          GI      6.14     9.20     1.86      8.8        53.9      -       395.0      23.4      425.6
Tesoro Petroleum Corporation (d)   TSO      7.45     8.55     1.24     64.6       481.4      -     1,906.0      13.2    2,373.8
Valero Energy Corporation (e)      VLO     37.80    42.40    23.15    114.3     4,318.9    372.5   4,160.4     770.8    8,081.0

Grape (f)                                 $ 4.15   $ 6.54  $  3.42      5.0        20.5   $  -    $   67.7   $   9.4   $   78.9

                                   Earnings Per Share           Cash Flow Per Share                EBITDA              Throughput
                                 ------------------------   ---------------------------  --------------------------- ---------------
Company (a)                       2002A   2003E    2004E    2002A    2003E       2004E    2002A     2003E     2004E  MBbls / Day (g)
-----------                       -----   -----    -----    -----    -----       -----    -----     -----     -----  ---------------
Frontier Oil Corporation (b)     $ 0.05   $ 2.95   $ 3.30   $ 1.10   $ 4.65      $ 4.95  $  55.6  $  240.2   $ 317.2     144.9
Giant Industries, Inc. (c)        (1.01)    1.20     1.75     3.20     6.50        7.16     55.2      56.0      64.0      87.4
Tesoro Petroleum Corporation (d)  (1.80)    1.16     1.00     0.42     4.28        4.38    120.4     716.0     627.0     465.0
Valero Energy Corporation (e)      0.83     5.90     5.95     5.20    11.55       11.25    920.2   1,919.0   1,910.0   1,702.0

Grape (f)                        $(2.11)  $(1.12)  $(1.37)  $(1.25)  $ 0.16      $ 0.37  $   3.5  $   14.5   $  16.1      10.0


                                            P/E                         P/CF                 Enterprise Value/EBITDA   Market Cap./
                                 -------------------------   ---------------------------    -------------------------- Stockholders'
Company (a)                       2002A     2003E    2004E   2002A    2003E        2004E    2002A      2003E     2004E     Equity
-----------                       -----     -----    -----   -----    -----        -----    -----      -----     -----     ------
Frontier Oil Corporation (b)      N/A  x    5.6 x    5.0 x   15.1 x    3.6 x       3.4 x    18.1 x     4.2 x     3.2 x     5.3 x
Giant Industries, Inc. (c)         NM       5.1      3.5      1.9      0.9         0.9       7.7       7.6       6.7       0.4
Tesoro Petroleum Corporation (d)   NM       6.4      7.5     17.7      1.7         1.7      19.7       3.3       3.8       0.5
Valero Energy Corporation (e)     45.5      6.4      6.4      7.3      3.3         3.4       8.8       4.2       4.2       0.9

Grape (f)                          NM  x    NM  x    NM  x    NM  x   26.2 x      11.1 x    22.7 x     5.4 x     4.9 x     0.5 x

------------------------------------------------------------------------------------------------------------------------------------
Average                           45.5 x    5.9 x    5.6 x   10.5 x    2.4 x       2.3 x    13.6 x     4.8 x     4.5 x     1.6 x
Median                            45.5      6.0      5.7     11.2      2.5         2.5      13.4       4.2       4.0       0.7
High                              45.5      6.4      7.5     17.7      3.6         3.4      19.7       7.6       6.7       5.3
Low                               45.5      5.1      3.5      1.9      0.9         0.9       7.7       3.3       3.2       0.4
------------------------------------------------------------------------------------------------------------------------------------

Table continued:

                                    Enterprise
                                     Value /       Debt/
Company (a)                         Throughput  Ent. Value
-----------                         ----------  ----------
Frontier Oil Corporation (b)          $6.95        26%
Giant Industries, Inc. (c)             4.87        93%
Tesoro Petroleum Corporation (d)       5.10        80%
Valero Energy Corporation (e)          4.75        51%

Grape (f)                             $7.89        86%

---------------------------------------------------------
Average                              $ 5.42        63%
Median                                 4.99      65.9%
High                                   6.95      92.8%
Low                                    4.75      26.1%
---------------------------------------------------------

---------------------
(a) Historical financials per published financials and exclude non-recurring and extraordinary items.
(b) Frontier Oil Corporation projections per Lehman Brothers equity research report, dated April 3, 2003. Statistics include pro forma adjustment for acquisition of Holly Corp. for issuance of 15.5 million shares, aggregate payment of $172.5 million in cash from existing cash flow and the assumption of $26 million of debt.
(c) Giant Industries, Inc. projections per Friedman Billings Ramsey equity research report, dated May 8, 2003.
(d) Tesoro Petroleum Corporation projections per Merrill Lynch equity research report, dated May 1, 2003.
(e) Valero Energy Corporation projections per Lehman Brothers equity research report, dated April 25, 2003.
(f)  Grape projections provided by Grape management.
(g)  Throughput capacity per March 31, 2003 10-Q.



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     32

Valuation Analysis - Supporting Data
------------------------------------------------------------------------------------------------------------------------------------

Precedent Asset Transactions - California Oil - E&P


                                                                              Transaction     Reserve         Reserves
    Date                                                                         Value          Value           Oil      Gas
  Announced       Buyer                           Seller                         ($mm)          ($mm)         (Mmbbls)   (Bcf)
  ---------       -----                           ------                         -----          -----         --------   -----

   08/17/96       Berry Petroleum Co.             Tannehill Oil                  $ 25.5        $ 19.0            7.1        -
   08/30/96       Nuevo Energy Company            Unocal Corp.                    492.0         427.0          120.0    162.0
   12/16/96       Berry Petroleum Co.             Exxon Corp.                      49.5          49.5           14.0     22.3
   02/27/97       Plains Resources, Inc.          Chevron Corp.                    25.0          25.0           20.8     14.6
   11/12/97       Plains Resources, Inc.          Shell Oil Co.                    22.1          22.1           20.0        -
   03/31/98       National Fuel Gas Comp.         Whittier Trust Comp.            146.3         146.3           40.0        -
   12/23/98       Berry Petroleum Co.             Aera Energy LLC                  35.0          35.0           20.0        -
   06/29/99       Nuevo Energy Company            Texaco, Inc.                     61.0          61.0           29.4        -
   11/17/99       Occidental Petroleum            Atlantic Richfield Comp.         57.0          57.0           98.0        -
   01/05/00       Vintage Petroleum, Inc.         Nuevo Energy Company             29.6          29.6            8.5      7.8
   06/05/01       Grape                           Vintage Petroleum, Inc.          17.8          17.8            5.6        -
   03/03/03       BlackSand Partners L.P.         Nuevo Energy Company             59.0          59.0           28.8     19.2



                                                                              Total     Transaction      Reserve       Implied Value
    Date                                                                    Reserves        Value         Value          Per Daily
  Announced       Buyer                           Seller                     (MBOE)        ($/BOE)       ($/BOE)       (BOE Produced
  ---------       -----                           ------                     ------        -------       -------       -------------

   08/17/96       Berry Petroleum Co.             Tannehill Oil                 7.1        $ 3.59         $ 2.68          $ 14,615
   08/30/96       Nuevo Energy Company            Unocal Corp.                147.0          3.35           2.90            11,593
   12/16/96       Berry Petroleum Co.             Exxon Corp.                  17.7          2.79           2.79            45,169
   02/27/97       Plains Resources, Inc.          Chevron Corp.                23.2          1.08           1.08            26,783
   11/12/97       Plains Resources, Inc.          Shell Oil Co.                20.0          1.11           1.11            14,733
   03/31/98       National Fuel Gas Comp.         Whittier Trust Comp.         40.0          3.66           3.66            29,260
   12/23/98       Berry Petroleum Co.             Aera Energy LLC              20.0          1.75           1.75            12,500
   06/29/99       Nuevo Energy Company            Texaco, Inc.                 29.4          2.07           2.07            22,183
   11/17/99       Occidental Petroleum            Atlantic Richfield Comp.     98.0          0.58           0.58             1,900
   01/05/00       Vintage Petroleum, Inc.         Nuevo Energy Company          9.8          3.02           3.02            11,804
   06/05/01       Grape                           Vintage Petroleum, Inc.       5.6          3.17           3.17             8,658
   03/03/03       BlackSand Partners L.P.         Nuevo Energy Company         32.0          1.84           1.84            26,002


-----------------------------------------------------------------------------------------------------------------------------------

                                                     ------------------------------------------------------------------------------
                                                       High                                 $3.66          $3.66          $ 45,169
                                                       Average                               2.33           2.22            18,767
                                                       Adjusted Average                      2.38           2.24            17,813
                                                       Low                                   0.58           0.58             1,900
                                                     ------------------------------------------------------------------------------


---------------------
Source: John S. Herold Database.
Note: Selected West Coast asset transactions with a transaction value greater than $15.0 million.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     33

Valuation Analysis - Supporting Data
------------------------------------------------------------------------------------------------------------------------------------

Precedent Asset Transactions - R&M Universe
                                                                                                 Transaction       Crude Proc.
    Date                                                                                             Value           Capacity
  Announced       Buyer                              Seller                     Region             ($mm)(a)          (Mbbl/d)
  ---------       -----                              ------                     ------             --------          --------

   02/05/02       Tesoro Petroleum Corp.             Valero Energy Corp.          CA                $ 870                168
   06/04/01       Valero Energy Corp.                El Paso Energy               TX                  399                110
   03/20/01       Valero Energy Corp.                Huntway Refining Co.         CA                   54                 19
   07/13/01       Tosco Corp.                        BP plc                       LA                  939                250
   07/05/00       UDS                                Tosco                        CA                  968                168
   04/06/00       Tosco Corp.                        Equilon                      IL                  420                286
   03/02/00       Valero Energy Corp.                ExxonMobil                   CA                  895                130
   06/04/99       Frontier Oil                       Equilon                      KA                  170                109
   07/01/98       Clark USA                          BP plc                       OH                  265                170
   05/21/98       Valero Energy Corp.                Mobil                        NJ                  336                155
   05/01/98       Tesoro Petroleum Corp.             Shell Oil                    WA                  251                108


                                                                                              $/b/d of     Transaction     JSH
    Date                                                                                     Crude Proc.    Value /      Upgrade
  Announced       Buyer                              Seller                     Region       Capacity       EBITDA   Complx.Ratio(b)
  ---------       -----                              ------                     ------       --------       ------   ---------------

   02/05/02       Tesoro Petroleum Corp.             Valero Energy Corp.          CA         $ 5,179         3.3x           1.6
   06/04/01       Valero Energy Corp.                El Paso Energy               TX           1,045          4.9           1.2
   03/20/01       Valero Energy Corp.                Huntway Refining Co.         CA           2,844          2.5           N/A
   07/13/01       Tosco Corp.                        BP plc                       LA           2,640          N/A           1.2
   07/05/00       UDS                                Tosco                        CA           4,870          5.1           1.6
   04/06/00       Tosco Corp.                        Equilon                      IL           1,466          3.0           1.0
   03/02/00       Valero Energy Corp.                ExxonMobil                   CA           5,846          5.0           2.3
   06/04/99       Frontier Oil                       Equilon                      KA           1,560          N/A           1.3
   07/01/98       Clark USA                          BP plc                       OH           1,341          2.7           1.0
   05/21/98       Valero Energy Corp.                Mobil                        NJ           1,471          N/A           1.4
   05/01/98       Tesoro Petroleum Corp.             Shell Oil                    WA           2,328          5.3           1.0
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Transaction       Crude Proc.       $/b/d of       Transaction
                                                                       Value           Capacity       Crude Proc.      Value /
                                                                     ($mm)(a)          (Mbbl/d)        Capacity         EBITDA
                                    -----------------------------------------------------------------------------------------------
                                    Max                                 $ 968             286           $ 5,846           5.3x
                                    Average                               506             152             2,781            4.0
                                    Adjusted Average                      505             152             2,633            4.0
                                    Low                                    54              19             1,045            2.5
                                    -----------------------------------------------------------------------------------------------




Precedent Asset Transactions - Selected R&M Transactions

> The list below details precedent transactions taken from the Universe above. Select transactions have been included due to their complexity.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Transaction        Crude Proc.
     Date                                                                                          Value             Capacity
   Announced      Buyer                              Seller                       Region         ($mm) (a)            (Mbbl/d)
----------------  ---------------------------------  --------------------------- -------        ------------       -----------

   06/04/01       Valero Energy Corp.                El Paso Energy               TX             $ 399                110
   03/20/01       Valero Energy Corp.                Huntway Refining Co.         CA                54                 19
   07/13/01       Tosco Corp.                        BP plc                       LA               939                250
   04/06/00       Tosco Corp.                        Equilon                      IL               420                286
   06/04/99       Frontier Oil                       Equilon                      KA               170                109
   07/01/98       Clark USA                          BP plc                       OH               265                170
   05/21/98       Valero Energy Corp.                Mobil                        NJ               336                155
   05/01/98       Tesoro Petroleum Corp.             Shell Oil                    WA               251                108


                                                                                  $/ b/d of        Transaction
    Date                                                                         Crude Proc.          Value /       Upgrade
  Announced      Buyer                   Seller                     Region      Capacity.           EBITDA       Complx. Ratio (b)
---------------  ---------------------------------------------      -------     ------------     --------------   ----------------

  06/04/01       Valero Energy Corp.     El Paso Energy               TX           $ 1,045              4.9x             1.2
  03/20/01       Valero Energy Corp.     Huntway Refining Co.         CA             2,844               2.5             N/A
  07/13/01       Tosco Corp.             BP plc                       LA             2,640               N/A             1.2
  04/06/00       Tosco Corp.             Equilon                      IL             1,466               3.0             1.0
  06/04/99       Frontier Oil            Equilon                      KA             1,560               N/A             1.3
  07/01/98       Clark USA               BP plc                       OH             1,341               2.7             1.0
  05/21/98       Valero Energy Corp.     Mobil                        NJ             1,471               N/A             1.4
  05/01/98       Tesoro Petroleum Corp.  Shell Oil                    WA             2,328               5.3             1.0
------------------------------------------------------------------------------------------------------------------------------------

                                                               Transaction         Crude Proc.          $/b/d of       Transaction
                                                                   Value            Capacity           Crude Proc.      Value /
                                                                 ($mm)(a)           (Mbbl/d)           Capacity         EBITDA
                                    ------------------------------------------------------------------------------------------------
                                    Max                           $ 939                286              $ 2,844          5.3x
                                    Average                         354                151                1,837           3.7
                                    Adjusted Average                307                150                1,801           3.5
                                    Low                              54                 19                1,045           2.5
                                    ------------------------------------------------------------------------------------------------

---------------------
(a) Total Transaction Value is the total $ amount paid to seller, including cash, notes and assumed debt less cash and/or cash equivalents.
(b) JSH Upgrade Factor/Complexity Ratio takes into account upgrade components in relation to base crude distillation capacity.



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     34

Valuation Analysis - Supporting Data
------------------------------------------------------------------------------------------------------------------------------------

Premiums Paid Analysis -Going Private & Minority Squeezouts (a)
(Dollars in millions, except per share amount)

                                                                                                        Premia prior to Announcement
                                                                                                        ----------------------------
   Date                                                                           Equity   Enterprise
 Announced       Target Name                         Acquiror Name                 Value     Value      1 Day     1 Week    4 Weeks
 ---------       -----------                         -------------                 -----     -----      -----     ------    -------

  05/05/03    Semele Group Inc                  Investor Group                      $2.5     $48.7      31.9%      31.9%     29.0%
  05/05/03    Westerbeke Corp                   Westerbeke Acquisition Corp          6.0       8.9      70.5%      77.5%     63.9%
  04/25/03    Ascent Media Group Inc            Liberty Media Corp                  63.7     671.8      10.3%       5.5%      5.5%
  04/02/03    On Command Corp                   Liberty Media Corp                  24.1     380.2      11.4%      11.4%     11.4%
  04/01/03    Liberty Satellite & Tech Inc      Liberty Media Corp                  95.0     709.2      (5.3%)     (5.8%)   (18.7%)
  03/26/03    InvestorsBancorp,Waukesha,WI      Investor Group                      14.2       ---      (1.4%)      4.8%      6.0%
  03/21/03    Troy Group Inc                    Dirk Inc                            28.8      21.8      86.2%      86.2%     72.0%
  02/20/03    Riverside Group Inc               Investor                             0.2      16.9      33.3%      33.3%     33.3%
  01/22/03    Printcafe Software Inc            Creo Inc                            13.8      22.3       8.3%      13.0%     22.6%
  01/15/03    Allcity Insurance Co              Leucadia National Corp              19.5      26.6    1427.8%    1000.0%   1095.7%
  12/16/02    RDO Equipment Co                  RDO Holdings Co                     75.0     133.0      37.8%      41.4%     51.8%
  10/11/02    Landair Corp                      Investor Group                      96.2      99.4      25.0%      31.1%     24.9%
  09/19/02    WJ Communications Inc             Fox Paine & Co LLC                  62.2        NM       0.9%       0.0%     31.0%
  09/03/02    Sandata Technologies Inc          Sandata Acquisition Corp             4.9       6.5      32.6%      32.6%     51.6%
  08/13/02    R-B Rubber Products Inc           Dash Multi-Corp Inc                  9.3      11.4      83.0%      69.7%     75.0%
  08/09/02    Sandata Technologies Inc          Investor Group                       3.8       6.6       0.0%     200.0%     87.5%
  06/17/02    Fortress Group Inc                Lennar Corp                         11.5     112.3      16.8%      18.7%     20.7%
  05/16/02    Electric Lightwave Inc            Citizens Communications Co          35.9     893.7     105.9%      79.5%    (10.3%)
  05/16/02    Balanced Care Corp                IPC Advisors SARL                    8.5     118.7     150.0%     177.8%    150.0%
  04/18/02    Partsbase Inc                     Investor Group                      21.1        NM      36.4%      44.2%     94.8%
  03/14/02    Konover Property Trust Inc        Investor Group                      71.6     301.3      20.0%      20.0%     16.7%
  03/08/02    Hawker Pacific Aerospace          Lufthansa Technik AG                33.1     102.3       2.5%       3.2%     25.5%
  02/19/02    Income Opportunity Realty Inv     American Realty Investors           27.3      81.3       9.8%     (27.6%)     7.0%
  11/16/01    Sun Community Bancorp Ltd         Capitol Bancorp Ltd,Lansing,MI      62.6     505.2       5.5%       0.6%      0.0%
  10/30/01    Income Opportunity Realty Inv     Sutter Capital Management LLC       37.4      87.8      46.5%     (15.3%)    97.7%
  10/25/01    Enex Resources Corp               3TEC Energy Corp                    25.3      25.3     107.4%     107.4%    115.4%
  10/15/01    IIC Industries Inc                CP Holdings Ltd                     59.8      88.4     (16.0%)    (17.7%)   (22.2%)
  10/05/01    Zengine Inc                       MCSi Inc                            67.1      16.9      (1.3%)      3.3%     (1.3%)
  09/18/01    Organic Inc                       Seneca Investments LLC              29.4      13.7      13.8%      17.9%    (17.5%)
  08/31/01    American Resources Offshore       Blue Dolphin Energy Co               3.1       4.9      13.3%       2.6%     15.1%
  08/01/01    National Home Centers Inc         Dwain Neumann                       10.0      25.2      26.1%      20.7%     33.3%
  07/16/01    Peapod Inc(Koninklijke)           Koninklijke Ahold NV                39.2     141.1      72.0%      76.2%     90.3%
  05/22/01    Quizno's Corp                     Investor Group                      26.0      53.4      14.9%      16.4%     15.2%
  05/09/01    Pierre Foods Inc                  Investor Group                      14.5     125.0      53.9%     158.1%    150.0%
  01/18/01    Intercontinental Life Corp        Financial Industries Corp           92.6      92.6       4.9%      14.2%     25.3%
  01/16/01    Leslie Fay Co Inc                 Investor Group                      30.6      29.3      73.9%      77.8%     60.0%
  12/20/00    Vitaminshoppe.com Inc             Vitamin Shoppe Industries Inc       20.4      13.0     220.0%     113.3%    166.7%
  11/10/00    Holt's Cigar Holding Inc          HCH Acquisition Corp                34.8      28.1      57.1%      44.3%     54.4%
  11/06/00    Ellott Brothers Inc               Investor Group                      13.8      58.8      13.8%      19.1%     28.0%
  10/27/00    Neutral Posture Ergonomics Inc    Investor Group                       5.6       3.1      19.7%      37.6%     41.1%
  10/17/00    Trex Medical Corp(ThermoTrex)     Thermo Electron Corp                70.3      72.9     (46.3%)    (37.5%)   (25.2%)
  09/01/00    Minolta-QMS Inc(Minolta Co)       Minolta Investments Co              79.9     148.0     100.0%     100.0%     95.9%
  07/11/00    In Home Health Inc                Manor Care Inc                      33.6      34.8      23.3%      28.7%     23.3%
  06/22/00    American Educational Products     G C Associates Holding Corp         12.4      15.9       3.9%       3.9%      5.3%
  05/04/00    Petroglyph Energy Inc             Intermountain Industries            20.4      38.3      42.5%     107.3%     75.4%
  01/31/00    Metrika Systems Corp              Thermo Instrument Systems Inc       66.8      81.2      (6.5%)      0.0%     46.9%
  01/31/00    Sunrise Intl Leasing Inc          King Management Corp                37.6     112.1      (4.6%)      0.0%      1.2%


                                                   --------------------------------------------------------------------------------
                                                                                                       Premia prior to Announcement
                                                                                                      -----------------------------
                                                                                                       1 Day     1 Week    4 Weeks
                                                                                                      -----------------------------
                                                   High                                               1427.8%    1000.0%   1095.7%
                                                   75th Percentile                                      55.5%      76.9%     73.5%
                                                   50th Percentile                                      20.0%      20.7%     29.0%
                                                   25th Percentile                                       5.2%       3.6%      9.2%

                                                   Low                                                 (46.3%)    (37.5%)   (25.2%)
                                                   Mean                                                 64.5%      60.2%     64.3%
                                                   Median                                               20.0%      20.7%     29.0%
                                                   --------------------------------------------------------------------------------

----------
Source: SDC
(a) Represents selected transactions from January 2000 through 5/23/03 with an equity value less than $100.0 million.


[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     35

Valuation Analysis - Supporting Data
------------------------------------------------------------------------------------------------------------------------------------

Premiums Paid Analysis -Going Private & Minority Squeezouts (a)

                                                                                                 Premia prior to Announcement
                                                                                              ----------------------------------
  Date                                                                  Equity   Enterprise
Announced      Target Name                Acquiror Name                 Value      Value       l Day       l Week        4 Weeks
---------      -----------                -------------                 -----      -----       -----       ------        -------

08/07/02 Exco Resources Corp             Douglas H. Miller              $295.1     $314.2      20.8 %       22.9 %        22.0 %
10/25/01 Enex Resources Corp             3TEC Energy Corp                 25.3       25.3     107.4 %      107.4 %       115.4 %
08/31/01 American Resources Offshore     Blue Dolphin Energy Co            3.1        4.9      13.3 %        2.6 %        15.1 %
05/04/00 Petroglyph Energy Inc           Intermountain Industries         20.4       38.3      42.5 %      107.3 %        75.4 %



                                                                                                Premia prior to Announcement
                                                                                          ---------------------------------------
                                                                                              1 Day       1 Week        4 Weeks
                                                                                          ---------------------------------------
                                         High                                                 107.4 %      107.4 %       115.4 %
                                         Low                                                   13.3 %        2.6 %        15.1 %

                                         Mean                                                  46.0 %       60.0 %        57.0 %
                                         ----------------------------------------------------------------------------------------

---------------------
Source: SDC

(a) Represents selected E&P transactions from January 2000 through 5/23/03 with an equity value less than $100.0 million, excluding Exco transaction with an equity value greater than $100 million.

B    Termination Fee Analysis



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     36

------------------------------------------------------------------------------------------------------------------------------------








B        Termination Fee Analysis












[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     37

Termination Fee Analysis - Going Private and Minority Squeezouts (a)
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
  Date                                                                                           Equity
Announced           Target Name                         Acquiror Name                            Value
----------------------------------------------------------------------------------------------------------------
  05/05/03     Semele Group Inc                       Investor Group                            $   2.5
  04/25/03     Ascent Media Group Inc                 Liberty Media Corp                           63.7
  04/01/03     Liberty Satellite & Tech Inc           Liberty Media Corp                           95.0
  03/26/03     InvestorsBancorp,Waukesha,WI           Investor Group                               14.2
  03/21/03     Troy Group Inc                         Dirk Inc                                     28.8
  02/20/03     Riverside Group Inc                    Investor                                      0.2
  01/22/03     Printcafe Software Inc                 Creo Inc                                     13.8
  01/15/03     Allcity Insurance Co                   Leucadia National Corp                       19.5
  12/16/02     RDO Equipment Co                       RDO Holdings Co                              75.0
  10/11/02     Landair Corp                           Investor Group                               96.2
  09/03/02     Sandata Technologies Inc               Sandata Acquisition Corp                      4.9
08/27/02 (b)   Exco Resources Corp.                   Douglas H. Miller                            95.1
  08/13/02     R-B Rubber Products Inc                Dash Multi-Corp Inc                           9.3
  06/17/02     Fortress Group Inc                     Lennar Corp                                  11.5
  05/16/02     Electric Lightwave Inc                 Citizens Communications Co                   35.9
  05/16/02     Balanced Care Corp                     IPC Advisors SARL                             8.5
  04/18/02     Partsbase Inc                          Investor Group                               21.1
  03/14/02     Konover Property Trust Inc             Investor Group                               71.6
  03/08/02     Hawker Pacific Aerospace               Lufthansa Technik AG                         33.1
  02/19/02     Income Opportunity Realty Inv          American Realty Investors                    27.3
  11/16/01     Sun Community Bancorp Ltd              Capitol Bancorp Ltd,Lansing,MI               62.6
  10/30/01     Income Opportunity Realty Inv          Sutter Capital Management LLC                37.4
  10/25/01     Enex Resources Corp                    3TEC Energy Corp                             25.3
  10/15/01     IIC Industries Inc                     CP Holdings Ltd                              59.8
  10/05/01     Zengine Inc                            MCSi Inc                                     67.1
  09/18/01     Organic Inc                            Seneca Investments LLC                       29.4
  08/31/01     American Resources Offshore            Blue Dolphin Energy Co                        3.1
  08/01/01     National Home Centers Inc              Dwain Neumann                                10.0
  07/16/01     Peapod Inc(Koninklijke)                Koninklijke Ahold NV                         39.2
  05/22/01     Quizno's Corp                          Investor Group                               26.0
  05/09/01     Pierre Foods Inc                       Investor Group                               14.5
  04/02/01     Milestone Properties, Inc.2            Concord Assets Group, Inc. / Mgt. Group      11.4
  01/18/01     Intercontinental Life Corp             Financial Industries Corp                    92.6
  01/16/01     Leslie Fay Co Inc                      Investor Group                               30.6
  12/20/00     Vitaminshoppe.com Inc                  Vitamin Shoppe Industries Inc                20.4
  11/10/00     Holt's Cigar Holding Inc               HCH Acquisition Corp                         34.8
  11/06/00     Ellott Brothers Inc                    Investor Group                               13.8
  10/27/00     Neutral Posture Ergonomics Inc         Investor Group                                5.6
  10/17/00     Trex Medical Corp(ThermoTrex)          Thermo Electron Corp                         70.3
  09/01/00     Minolta-QMS Inc(Minolta Co)            Minolta Investments Co                       79.9
  07/11/00     In Home Health Inc                     Manor Care Inc                               33.6
  06/22/00     American Educational Products, Inc.3   G.C. Associates Holdings Corp.               10.8
  01/31/00     Sunrise Intl Leasing Inc               King Management Corp                         37.6

------------------------------------------------------------------------------------------------------------------------------------
 Date                                                                                         Enterprise
Announced           Target Name                         Acquiror Name                           Value      1 Day    1 Week   4 Weeks
------------------------------------------------------------------------------------------------------------------------------------


  05/05/03     Semele Group Inc                       Investor Group                            $   48.7    --        --       --
  04/25/03     Ascent Media Group Inc                 Liberty Media Corp                           671.8    --        --       --
  04/01/03     Liberty Satellite & Tech Inc           Liberty Media Corp                           709.2    --        --       --
  03/26/03     InvestorsBancorp,Waukesha,WI           Investor Group                                 --     --        --       --
  03/21/03     Troy Group Inc                         Dirk Inc                                      21.8    --        --       --
  02/20/03     Riverside Group Inc                    Investor                                      16.9    --        --       --
  01/22/03     Printcafe Software Inc                 Creo Inc                                      22.3    --        --       --
  01/15/03     Allcity Insurance Co                   Leucadia National Corp                        26.6    --        --       --
  12/16/02     RDO Equipment Co                       RDO Holdings Co                              133.0    --        --       --
  10/11/02     Landair Corp                           Investor Group                                99.4    --        --       --
  09/03/02     Sandata Technologies Inc               Sandata Acquisition Corp                       6.5    --        --       --
08/27/02 (b)   Exco Resources Corp.                   Douglas H. Miller                            341.2 $  8.5       2.9%     2.5%
  08/13/02     R-B Rubber Products Inc                Dash Multi-Corp Inc                           11.4    0.2       2.1%     1.7%
  06/17/02     Fortress Group Inc                     Lennar Corp                                  112.3    1.5      13.1%     1.3%
  05/16/02     Electric Lightwave Inc                 Citizens Communications Co                   893.7    --        --       --
  05/16/02     Balanced Care Corp                     IPC Advisors SARL                            118.7    0.3       2.9%     0.2%
  04/18/02     Partsbase Inc                          Investor Group                                NM      --        --       --
  03/14/02     Konover Property Trust Inc             Investor Group                               301.3    3.0       4.2%     1.0%
  03/08/02     Hawker Pacific Aerospace               Lufthansa Technik AG                         102.3    --        --       --
  02/19/02     Income Opportunity Realty Inv          American Realty Investors                     81.3    --        --       --
  11/16/01     Sun Community Bancorp Ltd              Capitol Bancorp Ltd,Lansing,MI               505.2    --        --       --
  10/30/01     Income Opportunity Realty Inv          Sutter Capital Management LLC                 87.8    --        --       --
  10/25/01     Enex Resources Corp                    3TEC Energy Corp                              25.3    --        --       --
  10/15/01     IIC Industries Inc                     CP Holdings Ltd                               88.4    --        --       --
  10/05/01     Zengine Inc                            MCSi Inc                                      16.9    --        --       --
  09/18/01     Organic Inc                            Seneca Investments LLC                        13.7    --        --       --
  08/31/01     American Resources Offshore            Blue Dolphin Energy Co                         4.9    --        --       --
  08/01/01     National Home Centers Inc              Dwain Neumann                                 25.2    --        --       --
  07/16/01     Peapod Inc(Koninklijke)                Koninklijke Ahold NV                         141.1    0.5       1.3%     0.4%
  05/22/01     Quizno's Corp                          Investor Group                                53.4    0.5       1.9%     0.9%
  05/09/01     Pierre Foods Inc                       Investor Group                               125.0    0.5       3.5%     0.4%
  04/02/01     Milestone Properties, Inc.2            Concord Assets Group, Inc. / Mgt. Group        2.1    0.3       2.2%    12.1%
  01/18/01     Intercontinental Life Corp             Financial Industries Corp                     92.6    --        --       --
  01/16/01     Leslie Fay Co Inc                      Investor Group                                29.3    --        --       --
  12/20/00     Vitaminshoppe.com Inc                  Vitamin Shoppe Industries Inc                 13.0    --        --       --
  11/10/00     Holt's Cigar Holding Inc               HCH Acquisition Corp                          28.1    --        --       --
  11/06/00     Ellott Brothers Inc                    Investor Group                                58.8    --        --       --
  10/27/00     Neutral Posture Ergonomics Inc         Investor Group                                 3.1    --        --       --
  10/17/00     Trex Medical Corp(ThermoTrex)          Thermo Electron Corp                          72.9    --        --       --
  09/01/00     Minolta-QMS Inc(Minolta Co)            Minolta Investments Co                       148.0    --        --       --
  07/11/00     In Home Health Inc                     Manor Care Inc                                34.8    --        --       --
  06/22/00     American Educational Products, Inc.3   G.C. Associates Holdings Corp.                11.5    0.5       4.4%     4.1%
  01/31/00     Sunrise Intl Leasing Inc               King Management Corp                         112.1    1.0       2.7%     0.9%


                                                          Termination              Termination
                                                          Fees as a %            Fees as a % of
                                      Termination          of Equity               Enterprise
                                         Fees                Value                    Value
----------------------------------------------------------------------------------------------
High                                     $  8.5              13.1 %                 12.1 %
75th Percentile                          $  1.3              3.8 %                   2.1 %
50th Percentile                          $  0.5              2.9 %                   1.0 %
25th Percentile                          $  0.4              2.2 %                   0.6 %

Low                                      $  0.2              1.3 %                   0.2 %
Mean                                     $  1.5              3.7 %                   2.3 %
Median                                   $  0.5              2.9 %                   1.0 %





---------------------
Source: SDC
(a) Represents selected transactions from January 2000 through current with an equity value less than $100.0 million.
(b)  Exco Resources transaction has an equity value greater than $100 million.



[GRAPHIC OMITTED]             PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOD / May 27, 2003                                     38



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